MONMOUTH REAL ESTATE INVESTMENT CORPORATION

JUNIPER BUSINESS PLAZA

3499 ROUTE 9 NORTH, SUITE 3-D

FREEHOLD, NEW JERSEY 07728

A Public REIT Since 1968

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INTERNET:	(732) 577-9996	EMAIL:
www.mreic.reit	FAX: (732) 577-9981	mreic@mreic.com

FOR IMMEDIATE RELEASE	May 5, 2017

Contact:	Susan M. Jordan
732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION ANNOUNCES
REDEMPTION IN FULL OF 7.875% SERIES B PREFERRED STOCK

FREEHOLD, N.J., May 5, 2017…….Monmouth Real Estate Investment Corporation (NYSE:MNR) (the “Company”), a real estate investment trust (REIT) specializing in single tenant, net-leased industrial properties, today announced that it intends to redeem all 2,300,000 issued and outstanding shares of its 7.875% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) (CUSIP 609720305). Series B Preferred Stock held through the Depository Trust Company will be redeemed in accordance with the applicable procedures of the Depositary Trust Company.

The redemption date will be June 7, 2017 (the “Redemption Date”). The Series B Preferred Stock will be redeemed at a redemption price of $25.00 per share, plus accumulated and unpaid dividends for the period from June 1, 2017 to, but not including, the Redemption Date, in an amount equal to $0.0328125 per share of Series B Preferred Stock, for a total payment of $25.0328125 per share of Series B Preferred Stock, payable in cash, without interest, on the Redemption Date. In accordance with the Company’s charter, the quarterly dividend for the dividend period ending May 31, 2017, on the Series B Preferred Stock (in the amount of $0.4921875 per share) and the Company’s 6.125% Series C Cumulative Redeemable Preferred Stock (in the amount of $0.3828125 per share), which was declared on April 4, 2017 and is payable to holders of record of such shares as of the close of business on May 15, 2017, will be set apart by the Company before the Redemption Date and will be paid on June 15, 2017. No amount with respect to the previously-declared quarterly dividend for the period ending May 31, 2017 will be included in the redemption price of the Series B Preferred Stock.

After the Redemption Date, the Series B Preferred Stock will no longer be outstanding and all of the rights of the holders of the Series B Preferred Stock will terminate, except the right to receive the redemption price, without interest, and the previously-declared dividend described above. Furthermore, because all of the issued and outstanding shares of Series B Preferred Stock are being redeemed, trading of the Series B Preferred Stock on the New York Stock Exchange (“NYSE”) will cease after the Redemption Date. The Series B Preferred Stock currently trades on the NYSE under the symbol “MNRpB”.

The notice of redemption and related materials are being mailed to holders of record of Series B Preferred Stock on May 5, 2017. As specified in the notice of redemption, payment of the applicable redemption price, plus any accumulated and unpaid dividends payable on the Redemption Date, without interest, will be made only upon presentation and surrender of the certificates representing the Series B Preferred Stock to the redemption agent, American Stock Transfer & Trust Company. Questions regarding the redemption of the Series B Preferred Stock, or the procedures thereof, may be directed to American Stock Transfer & Trust Company at:

American Stock Transfer & Trust Company
Operations Center
Attention: Reorganization Department
P.O. Box 2042
New York, New York 10272-2042
(877) 248-6417

ABOUT MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the U.S. The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment grade tenants. Monmouth Real Estate Investment Corporation is a fully integrated and self-managed real estate company, whose property portfolio consists of 101 properties containing a total of approximately 16.9 million rentable square feet, geographically diversified across 30 states. In addition, the Company owns a portfolio of REIT securities.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts, including with regard to the Company’s securities offering or the anticipated use of proceeds. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “might,” “anticipate,” “estimate,” “project,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.